UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                   FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 3, 2002



                      HALLMARK FINANCIAL SERVICES, INC.
                      ---------------------------------
            (Exact name of registrant as specified in its charter)



        Nevada                     0-16090                   87-0447375
  -----------------             ------------           -------------------
   (State or other              (Commission               (IRS Employer
     jurisdiction               File Number)           Identification No.)
  of incorporation)


     14651 Dallas Parkway, Suite 900, Dallas, Texas           75254
     ----------------------------------------------        ----------
        (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code:  (972) 404-1637


                                Not Applicable
        (Former name or former address, if changed since last report.)

 The Registrant hereby amends Item 7(a) and Item 7(b) of its Current Report on Form 8-K filed on December 4, 2002, for the purpose of providing financial statements required in connection with the Registrant's acquisition of Millers General Agency, Inc., Financial and Actuarial Resources, Inc. and Effective Litigation Management, Inc.


 Item 7.  Financial Statements and Exhibits.
          a) Financial statements of business acquired.

                      Report of Independent Accountants

 To the Boards of Directors and Stockholders of Millers General Agency, Inc., Effective Litigation Management, Inc. and Financial and Actuarial Resources, Inc.

 In our opinion, the accompanying combined balance sheets and the related combined statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Millers General Agency, Inc., Effective Litigation Management, Inc. and Financial and Actuarial Resources, Inc. at December 31, 2001, and the results of their operations and their cash flows for the eleven months ended November 30, 2002 and the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


 /s/ PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
 Dallas, Texas
 February 12, 2003

                      Report of Independent Accountants

 To the Boards of Directors and Stockholder of Millers General Agency, Inc., Effective Litigation Management, Inc. and Financial and Actuarial Resources, Inc.

 In our opinion, the accompanying combined balance sheet and the related combined statement of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Millers General Agency, Inc., Effective Litigation Management, Inc. and Financial and Actuarial Resources, Inc. at December 31, 2002, and the results of their operations and their cash flows for the month ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 As discussed in Note 1 to the combined financial statements, Millers General Agency, Inc., Effective Litigation Management, Inc. and Financial and Actuarial Resources, Inc. were acquired by Hallmark Financial Services, Inc. effective December 1, 2002 in a purchase business combination recorded under the push-down method of accounting, resulting in a new basis of accounting for the successor period beginning December 1, 2002.


 /s/ PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
 Dallas, Texas
 February 12, 2003

    Millers General Agency, Inc., Effective Litigation Management, Inc. and
                    Financial and Actuarial Resources, Inc.
                            COMBINED BALANCE SHEETS


                                                           December 31,
                                                  ----------------------------
                                                      2002            2001
                                                  (Successor)    (Predecessor)
                                                  -----------     -----------
                        ASSETS
                        ------
 Cash and cash equivalents                       $    825,876    $          -
 Accounts receivable                                2,128,942       1,411,393
 Prepaid agent commission                           3,899,393       2,622,819
 Other current assets                                  15,788           8,173
                                                  -----------     -----------
    Total current assets                            6,869,999       4,042,385

 Furniture, fixtures and equipment, net               486,398         143,265
 Profit sharing commission receivable                 866,663               -
 Deferred tax asset                                   642,129         889,542
 Goodwill                                           2,434,049               -
 Other intangible assets                              540,319               -
                                                  -----------     -----------
    Total assets                                 $ 11,839,557    $  5,075,192
                                                  ===========     ===========


      LIABILITIES AND STOCKHOLDERS' EQUITY
      ------------------------------------
 Unearned revenue                                $  6,871,690    $  4,478,238
 Accounts payable                                     406,970         212,326
 Commission payable                                   593,821               -
 Accrued agent profit sharing                         449,789         341,777
 Payable to Phoenix Indemnity Insurance Co.           480,000               -
 Current portion of long term notes payable            83,517         315,959
 Other current liabilities                            410,059         387,584
                                                  -----------     -----------
    Total current liabilities                       9,295,846       5,735,884

 Commitments and contingencies

 Long term notes payable                                    -          83,517
 Pension liability                                    603,863               -
                                                  -----------     -----------
    Total long term liabilities                       603,863          83,517
                                                  -----------     -----------
    Total liabilities                               9,899,709       5,819,401


 Common stock                                           2,100           2,100
 Additional paid-in capital                         2,097,900             900
 Retained earnings (accumulated deficit)                1,796        (747,209)
 Accumulated other comprehensive income (loss)       (161,948)              -
                                                  -----------     -----------
    Total stockholders' equity                      1,939,848        (744,209)

    Total liabilities and stockholders' equity   $ 11,839,557    $  5,075,192
                                                  ===========     ===========

                 The accompanying notes are an integral part
                        of these financial statements

    Millers General Agency, Inc., Effective Litigation Management, Inc. and
                    Financial and Actuarial Resources, Inc.
                       COMBINED STATEMENTS OF OPERATIONS


                                 Eleven Months    One Month      Twelve Months
                                    Ending          Ending          Ending
                                 November 30,    December 31,    December 31,
                                      2002           2002            2001
                                 (Predecessor)    (Successor)    (Predecessor)
                                  -----------     -----------     -----------
 Revenues
 Commissions and fees            $ 10,863,314    $  1,560,798    $  9,417,949
 Interest and other income             13,992             500          12,993
                                  -----------     -----------     -----------
    Total revenues                 10,877,306       1,561,298       9,430,942

 Expenses
 Commissions and other
   selling expenses                 6,649,989         740,636       5,648,707
 Salaries and employee benefits     1,256,885         423,108       1,382,514
 General and administrative         1,945,318         356,177       1,780,833
 Depreciation and amortization         72,243          37,425         140,354
 Interest expense                      22,298             832          50,228
                                  -----------     -----------     -----------
    Total expenses                  9,946,733       1,558,178       9,002,636

 Income before taxes                  930,573           3,120         428,306

 Federal income tax expense           344,896           1,324         161,890
                                  -----------     -----------     -----------
 Net income                      $    585,677    $      1,796    $    266,416
                                  ===========     ===========     ===========

                 The accompanying notes are an integral part
                        of these financial statements

                 Millers General Agency, Inc., Effective Litigation Management, Inc. and
                               Financial and Actuarial Resources, Inc.
                             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                          Accumulated
                                                                            Retained        Other            Total
                                                            Additional      Earnings     Comprehensive
                                      Number of     Par       Paid in     (Accumulated      Income       Stockholders'
                                        Shares     Value      Capital       Deficit)        (Loss)          Equity
                                      ---------   -------    ---------    -----------     ----------      -----------
 December 31, 2000 (Predecessor)         2,100   $  2,100   $      900   $ (1,013,625)   $         -     $ (1,010,625)

 Net income                                                                   266,416                         266,416
                                      ---------   -------    ---------    -----------     ----------      -----------
 December 31, 2001 (Predecessor)         2,100   $  2,100   $      900  $    (747,209)   $         -     $   (744,209)

 Predecessor net income for
   the eleven months ending
   November 30, 2002                                                          585,677                         585,677
                                      ---------   -------    ---------    -----------     ----------      -----------
 November 30, 2002 (Predecessor)         2,100   $  2,100   $      900   $   (161,532)   $         -     $   (158,532)
                                      =========   =======    =========    ===========     ==========      ===========
 December 1, 2002 (Successor)            2,100   $  2,100   $2,097,900   $          -    $         -     $  2,100,000

 Comprehensive loss:
 Successor net income for the one
   month ending December 31, 2002                                               1,796                           1,796

 Other comprehensive loss:
   Minimum pension liability                                                                (255,438)        (255,438)
   Tax effect of minimum pension
     liability                                                                                93,490           93,490
                                                                                          ----------      -----------
   Net minimum pension liability                                                            (161,948)        (161,948)

                                                                                                          -----------
 Total comprehensive loss                                                                                    (160,152)
                                                                                                          ===========

                                      ---------   -------    ---------    -----------     ----------      -----------
 December 31, 2002 (Successor)           2,100   $  2,100   $2,097,900   $      1,796    $  (161,948)    $  1,939,848
                                      =========   =======    =========    ===========     ==========      ===========


                            The accompanying notes are an integral part
                                   of these financial statements.


            Millers General Agency, Inc., Effective Litigation Management, Inc. and
                          Financial and Actuarial Resources, Inc.
                            COMBINED STATEMENTS OF CASH FLOWS


                                                Eleven Months    One Month      Twelve Months
                                                   Ending          Ending          Ending
                                                November 30,    December 31,    December 31,
                                                    2002            2002            2001
                                               (Predecessor)    (Successor)    (Predecessor)
                                                -----------     -----------     -----------
 Cash flows from operating activities:
 Net income                                    $    585,677    $      1,796    $    266,416

 Adjustments to reconcile net income to cash
   provided by (used in) operating activities:
   Depreciation and amortization                     72,243          37,425         140,354
   Gain on sale of office furniture                  (9,000)              -               -
   Change in accounts receivable                     21,126        (170,051)       (829,181)
   Change in prepaid commissions                 (1,240,372)        (36,203)       (363,761)
   Change in profit sharing receivable             (803,002)        (63,661)              -
   Change in deferred tax asset                       2,929          (1,215)        164,725
   Change in unearned revenue                     1,641,599         183,229         297,564
   Change in commission payable                           -         593,821               -
   Change in accrued agent profit sharing            35,730          72,281        (449,608)
   Change in other current assets                         -          (7,614)              -
   Change in other current liabilities              275,675         271,200          94,355
                                                -----------     -----------     -----------
     Net cash provided by (used in)
       operating activities                         582,605         881,008        (679,136)
                                                -----------     -----------     -----------

 Cash flows from investing activities:
 Purchases of furniture, fixtures and equipment      (1,022)              -         (72,304)
 Proceeds from sales of furniture, fixtures
   and equipment                                      9,000               -           3,075
                                                -----------     -----------     -----------
   Net cash provided by (used in)
     investing activities                             7,978               -         (69,229)
                                                -----------     -----------     -----------

 Cash flows from financing activities:
 Book overdraft                                    (302,041)        (27,707)        329,756
 Repayment of borrowings                           (288,534)        (27,425)       (288,862)
                                                -----------     -----------     -----------
   Net cash provided by (used in)
     financing activities                          (590,583)        (55,132)         40,894
                                                -----------     -----------     -----------
 Net increase (decrease) in cash
   and cash equivalents                                   -         825,876        (707,471)

 Cash at beginning of period                   $          -    $          -    $    707,471
                                                -----------     -----------     -----------
 Cash at end of period                         $          -    $    825,876    $          -
                                                ===========     ===========     ===========
 Supplemental cash flow information:
 Interest paid                                 $     22,298    $        832    $     49,887
                                                ===========     ===========     ===========
 Income taxes paid                             $          -    $          -    $     10,718
                                                ===========     ===========     ===========


                 The accompanying notes are an integral part
                        of these financial statements.


   Millers General Agency, Inc., Effective Litigation Management, Inc. and
                   Financial and Actuarial Resources, Inc.
                    Notes to Combined Financial Statements


 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

      Millers General Agency, Inc., Effective Litigation Management, Inc. and Financial and Actuarial Resources, Inc. (hereinafter collectively referred to as the "Company") are a regional managing general agency, a third party claims administrator and a financial administrative service company, respectively. The Company markets through an independent agency force low hazard commercial insurance policies primarily in the rural areas of Texas, New Mexico, Idaho, Oregon and Washington. The Company also underwrites and administers the claims on these insurance policies. On December 1, 2002, the Company was acquired by Hallmark Financial Services, Inc. ("HFS") in a purchase business combination recorded under the "push down" method of accounting, resulting in a new basis of accounting for the "Successor" period beginning December 1, 2002. Information relating to all "Predecessor" periods prior to the acquisition is presented using the Company's historical basis of accounting.

      Basis of Combination

      The accompanying combined financial statements include the accounts of Millers General Agency, Inc., Effective Litigation Management, Inc. and Financial and Actuarial Resources, Inc. Combined financial statements are presented due to the related operations and management of the Company. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

      Revenue Recognition

      Commission revenue and commission expense related to insurance policies serviced by the Company are recognized during the period covered by the policy. Profit sharing commission is recognized when the ratio of ultimate losses and loss expenses incurred to earned premium ("loss ratio") as determined by a qualified actuary fall below contractual thresholds. The profit sharing commission is an estimate that varies with the estimated loss ratio and is sensitive to changes in that estimate. For each 0.5% change in the loss ratio, the profit sharing commission changes by approximately $120,000.

      Claim servicing fees are recognized during the period covered by the insurance policy with a portion of the fees related to casualty claims deferred and recognized over two years following the expiration of the policy.

      Furniture, Fixtures and Equipment

      Furniture, fixtures and equipment are carried at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over the useful lives of 5 years for office furniture and equipment, 3 years for software and 10 years for leasehold improvements. Gains and losses on dispositions are shown on the statement of operations as other income.

      Cash and Cash Equivalents

      Cash and cash equivalents includes an overnight investment sweep account at Bank of America, N.A. used to fund the operations of the Millers General Agency, Inc.

      Agent Profit Sharing Commission

      The  Company  annually  pays  a   profit  sharing  commission  to   its
      independent agency force based upon the results of the business produced by each agent. The Company estimates and accrues this liability to commission expense in the year the business is produced.

      Federal Income Taxes

      The Company accounts for taxes (including deferred taxes) utilizing the asset and liability method, as required by Statement of Financial Accounting Standards No. 109 ("FAS 109"). Under this method, balance sheet amounts for deferred income taxes are computed based on the tax effect of the differences between the financial reporting and federal income tax bases of assets and liabilities using tax rates which are expected to be in effect when these differences are anticipated to reverse.

      In accordance with FAS 109, total tax expense (or benefit) is the amount of income taxes expected to be paid (or received) for the current year plus (or minus) the deferred income tax expense (or benefit) represented by the change in deferred income tax accounts at the beginning and end of the year. The effect of changes in tax rates and federal income tax laws are reflected in income in the period such changes are enacted.

      The tax effect of future taxable temporary differences (liabilities) and future deductible temporary differences (assets) are separately calculated and recorded when such differences arise. A valuation allowance, reducing any recognized deferred tax asset, must be recorded if it is determined that it is more likely than not that such deferred tax will not be realized.

      Estimates

      The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions. This affects amounts reported in the financial statements and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


 2.   FURNITURE, FIXTURES AND EQUIPMENT

      Furniture, fixtures and equipment consist of the following:

                                               December 31,     December 31,
                                                   2002             2001
                                                ----------       ----------
      Office furniture and equipment           $   377,564      $   265,922
      Software                                     389,696           79,648
      Leasehold improvements                        19,850                -
                                                ----------       ----------
                                                   787,110          345,570

      Accumulated depreciation                    (300,712)        (202,305)
                                                ----------       ----------
                                               $   486,398      $   143,265
                                                ==========       ==========

      Depreciation expense was $47,906 for the eleven months ending November 30, 2002 and $8,748 for the one month ending December 31, 2002, as compared to $51,806 for the twelve months ending December 31, 2001. Amortization expense was $24,337 for the eleven months ending November 30, 2002 and $28,677 for the one month ending December 31, 2002, as compared to $88,548 for the twelve months ending December 31, 2001.


 3.   FEDERAL INCOME TAXES

      The components of federal income tax expense (benefit) are as follows:

                               Eleven Months     One Month      Twelve Months
                                  Ending          Ending           Ending
                               November 30,     December 31,    December 31,
                                   2002            2002             2001
                               (Predecessor)    (Successor)     (Predecessor)
                                 ---------       ---------        ---------
      Current                   $  341,967      $    2,538       $   (2,836)
      Deferred                       2,929          (1,214)         164,726
                                 ---------       ---------        ---------
                                $  344,896      $    1,324       $  161,890
                                 =========       =========        =========

      Total income tax expense (benefit) is different from the amount computed using statutory tax rates applied to pre-tax income for the following reasons:

                               Eleven Months     One Month      Twelve Months
                                  Ending          Ending           Ending
                               November 30,     December 31,    December 31,
                                   2002            2002             2001
                               (Predecessor)    (Successor)     (Predecessor)
                                 ---------       ---------        ---------
      Tax expense at
        statutory rates         $  316,395      $    1,062       $  145,624

      Meals and entertainment          794              98              164
      Nondeductible dues                 -              58               30
      State tax                     27,707             106           16,072
                                 ---------       ---------        ---------
      Total income tax expense  $  344,896      $    1,324       $  161,890
                                 =========       =========        =========


      Deferred tax assets are attributable to the following temporary differences:

                                               December 31,     December 31,
                                                   2002             2001
                                                ----------       ----------
      Unearned commissions                     $ 2,303,576      $ 1,655,605
      Goodwill                                      (2,200)         290,313
      Prepaid commissions                       (1,441,606)        (969,656)
      Accrued agent profit sharing                       -         (164,241)
      Profit sharing commission receivable        (320,405)               -
      Agency relationship amortization            (199,756)               -
      Pension liability                            221,014                -
      Federal NOL                                   77,071           77,071
      All others                                     4,435              450
                                                ----------       ----------
                                               $   642,129      $   889,542
      Valuation allowance                                -                -
                                                ----------       ----------
                                               $   642,129      $   889,542
                                                ==========       ==========

      As of December 1, 2002, the Company had a tax net operating loss carryforward of approximately $226,679 for income tax purposes which expires between 2019 and 2021. There are certain limitations that could be imposed by the Internal Revenue Code regarding the amount of carryforwards that may be utilized each year. The Company had a current tax payable (receivable) balance of $308,456 and ($36,050) as of December 31, 2002 and 2001, respectively.


 4.   INTANGIBLE ASSETS

      The Company's intangible assets are composed of $2,434,049 of goodwill and $540,319 for the Company's relationships with its independent agents. These assets were acquired on December 1, 2002 with the acquisition of the Company by Hallmark Financial Services, Inc. The Company's agency relationships are valued at $542,580 and are being amortized over twenty years. The Company recognized $2,261 of amortization expense for the one month ending December 31, 2002 and will recognize $27,129 in amortization expense for each of the next five years and $404,674 for the remainder of the asset's life.


 5.   NOTES PAYABLE

      The Company's notes payable balance of $83,517 as of December 31, 2002 consists of two notes payable to Millers Insurance Company. Each of these notes carries an interest rate of 9% and matures in March 2003.


                    [This space left blank intentionally.]


 6.   RETIREMENT PLANS

      Certain employees of the Company were participants in a defined benefit cash balance plan covering all full-time employees who had completed at least 1,000 hours of service. This plan was frozen in March 2001 in anticipation of distribution of plan assets to members upon plan termination. All participants were vested when the plan was frozen.


                                                   11 month        1 month         Year
                                                    Ending         Ending         Ending
                                                   11/30/02       12/31/02       12/31/01
                                                (Predecessor)   (Successor)   (Predecessor)
                                                 -----------    -----------    -----------
      Assumptions (end of period)

      Discount rate used in determining
       benefit obligation                            6.50%          6.50%          7.25%
      Rate of compensation increase                   N/A            N/A            N/A

      Reconciliation of funded status
        (end of period):
      Vested benefit obligation                 $(11,792,123)  $(11,755,854)  $(10,793,748)
      Accumulated benefit obligation             (11,794,169)   (11,757,910)   (10,830,974)

      Projected benefit obligation               (11,794,169)   (11,757,910)   (10,830,974)
      Fair value of plan assets                   11,445,744     11,154,047     12,528,900
                                                 -----------    -----------    -----------
      Funded status                             $   (348,425)  $   (603,863)  $  1,697,926
      Unrecognized net obligation/(asset)                  -              -              -
      Unrecognized prior service cost                      -              -              -
      Unrecognized actuarial (gain)/loss           2,450,806        267,798        228,554
                                                 -----------    -----------    -----------
      Prepaid/(accrued) pension cost            $  2,102,381   $   (336,065)  $  1,926,480

      Changes in projected benefit obligation:
      Benefit obligation as of beginning
        of period                               $ 10,830,974   $ 11,794,169   $  9,419,143
      Service cost                                         -              -         18,672
      Interest cost                                  710,763         63,625        757,443
      Plan amendments                                      -              -              -
      Actuarial liability (gain)/loss              1,213,134         (3,994)     1,756,078
      Effect of curtailment (plan freeze)                  -              -       (170,729)
      Benefits paid                                 (960,702)       (95,890)      (949,633)
                                                 -----------    -----------    -----------
      Benefit obligation as of end of period    $ 11,794,169   $ 11,757,910   $ 10,830,974


                                                   11 month        1 month         Year
                                                    Ending         Ending         Ending
                                                   11/30/02       12/31/02       12/31/01
                                                (Predecessor)   (Successor)   (Predecessor)
                                                 -----------    -----------    -----------
      Change in plan assets:
      Fair value of plan assets as of
        beginning of period                     $ 12,528,900   $ 11,445,744   $ 14,542,959
      Actual return on plan assets
        (net of expenses)                           (122,454)      (195,807)    (1,064,426)

      Employer contributions                               -              -              -
      Benefits paid                                 (960,702)       (95,890)      (949,633)
                                                 -----------    -----------    -----------
      Fair value of plan assets as
        of end of period                        $ 11,445,744   $ 11,154,047   $ 12,528,900
                                                 -----------    -----------    -----------

      Net periodic pension cost:
      Service cost - benefits earned
        during the period                       $          -   $          -   $     18,672
      Interest cost on projected
        benefit obligation                           710,763         63,625        757,443
      Expected return on plan assets                (886,664)       (75,985)    (1,044,192)
      Amortizations
        Net obligation/(asset)                             -              -          9,385
        Unrecognized prior service cost                    -              -        (12,518)
        Unrecognized (gain)/loss                           -              -        (24,155)
                                                 -----------    -----------    -----------
      Net periodic pension cost (credit)        $   (175,901)  $    (12,360)  $   (295,365)

      Discount rate (beginning of year)                7.25%          6.50%          7.75%
      Expected return on plan assets                   8.00%          8.00%          8.00%
      Rate of compensation increase                     N/A            N/A           5.00%


      As of December 31, 2002, the fair value of the plan assets was composed of cash and cash equivalents of $740,031, bonds and notes of $5,661,985 and equity securities of $4,752,031.

      The Company sponsors a defined contribution profit sharing plan whereby all employees are eligible to participate on the first day of the quarter following their employment date and are considered fully-vested after five years of service. Participants are permitted to contribute 1% to 15% of their annual compensation on a tax deferred basis and the Company has matched 50% on the first 6% contributed by each employee. Employer contributions approximated $23,318 for the first eleven months of 2002 and $2,034 for the one month ending December 31, 2002, as compared to $15,497 contributed for the twelve months ending December 31, 2001. Profit sharing contributions are based on the Company's performance and are authorized annually at the discretion of the Board of Directors. There were no profit sharing contributions made to the plan in 2002 or 2001.


 7.   COMMON STOCK

      Common stock consists of the following:

                                               December 31,     December 31,
                                                   2002             2001
                                                ----------       ----------
      Millers General Agency, Inc. common
        stock, $1.00 par value, 100 shares
        authorized and issued                  $       100      $       100
      Effective Litigation Management, Inc.
        common stock $1.00 par value, 1,000
        shares authorized and issued                 1,000            1,000
      Financial and Actuarial Resources, Inc.
        common stock $1.00 par value, 1,000
        shares authorized and issued                 1,000            1,000
                                                ----------       ----------
                                               $     2,100      $     2,100
                                                ==========       ==========


 8.   COMMITMENTS AND CONTINGENCIES

      The Company was self-insured for medical and dental coverage for its employees, with stop-loss coverage for individual claims exceeding $50,000. As of January 1, 2003, the Company is fully insured for medical claims of its employees. Total expense for medical claims were $82,362 for the first eleven months of 2002 and $21,979 for the one month ending December 31, 2002 as compared to $130,700 for the twelve months ending December 31, 2001.

      The Company currently reimburses its former parent, Millers American Group ("MAG") for rent under MAG's operating lease. MAG leases office space under an operating lease that expires in 2009 with an option to terminate the lease in 2005. The lease provides for increasing rents over the lease term. Rental expense on space formerly occupied by the Company, and space currently occupied under the MAG lease was $143,234 for the first eleven months of 2002 and $48,362 for the one month ending December 31, 2002 as compared to $126,302 for the twelve months ending December 31, 2001. The Company intends to either have this lease assigned to it or to sublease this space from MAG at its current terms.

      Future minimum lease payments as of December 31, 2002 are as follows:

           2003                $491,475
           2004                $486,798
           2005                $506,892
           2006                $500,151
           2007                $494,148
           Thereafter          $947,117


 Item 7.  Financial Statements and Exhibits.
          b) Pro forma financial information

      The following unaudited Pro Forma Consolidated Balance Sheet of Hallmark Financial Services, Inc. ("HFS") is presented as if the acquisition of Millers General Agency, Inc. ("MGA"), Effective
      Litigation Management, Inc. ("ELM") and Financial and Actuarial Resources, Inc. ("FAR") had occurred on September 30, 2002. The following unaudited Pro Forma Consolidated Statements of Operations of HFS for the nine months ended September 30, 2002 and for the year ended December 31, 2001 assume these transactions as described above had occurred as of January 1, 2001. The Pro Forma Consolidated Balance Sheet was derived from the Consolidated Balance Sheet of HFS and its subsidiaries filed with HFS' Quarterly Report on Form 10-QSB as of and for the nine months ended September 30, 2002. The Pro Forma Consolidated Statements of Operations were derived from the Consolidated Statements of Operations of HFS and its subsidiaries filed with HFS' Quarterly Report on Form 10-QSB as of and for the nine months ended September 30, 2002 and Annual Report on Form 10-KSB as of and for the year ended December 31, 2001. In management's opinion, all of the material adjustments necessary to reflect the effects of the acquisition transactions have been made. The Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 2002, nor does it purport to present the future financial position of HFS. Additionally, the Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of HFS would have been assuming such transactions had been completed at the beginning of the periods presented, nor do they purport to present the results of operations for future periods. Further, the Pro Forma Consolidated Statement of Operations for the interim period ended September 30, 2002 is not necessarily indicative of the results of operations for a full year.

      The Acquisition

      On December 3, 2002, HFS acquired from Millers American Group, Inc. ("Millers") all of the outstanding stock of two inactive subsidiaries, ELM and FAR. HFS simultaneously acquired from The Millers Insurance Company ("MIC"), an indirect subsidiary of Millers, all of the outstanding stock of MGA, an active Texas managing general agency, as well as certain contracts and fixed assets. Immediately following these transactions, the newly acquired subsidiaries of HFS employed all MIC personnel and began providing fee-based claims and financial administrative services to MIC. The effective date of the above transactions is December 1, 2002.

      The aggregate purchase price for the acquired subsidiaries and assets was $2,580,000, consisting of $2,100,000 in cash and MGA's assumption of $480,000 in debt owed by MIC to Phoenix Indemnity Insurance Company ("Phoenix"), another indirect subsidiary of Millers. The purchase price was determined through negotiations between HFS and Millers. HFS funded the cash portion of the purchase price from an interim financing facility previously provided by Newcastle Partners, L.P., an affiliate of Mark E. Schwarz, Chairman of HFS.

      The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.


                            At December 1, 2002
                                  ($000s)

             Current assets                          $  5,234

             Furniture, fixtures and equipment            522

             Deferred tax asset, net                      547

             Other non-current assets                     803

             Intangible assets                            543

             Goodwill                                   2,434

             Total assets acquired                     10,083

             Current liabilities                        7,635

             Additional minimum pension liability         348

             Total liabilities assumed                  7,983

             Net assets acquired                     $  2,100


      The  acquired intangible  assets of  $543,000 represent  the  estimated
      fair value  of MGA's relationship with  its independent agents.   These
      assets are being amortized over twenty years.

      The  Company  is  considering  an election  under Internal Revenue Code
      Section 338(h)(10) that would, if made, cause the tax basis of the assets acquired to increase from historic carrying value to fair market value, resulting in some amount of tax deductible goodwill. The balance of the deferred tax asset as of the date of acquisition would be reduced to zero with a corresponding increase to goodwill.


                        Millers General Agency, Inc., Effective Litigation Management, Inc. and
                                         Financial and Actuarial Resources, Inc.
                                     UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                                    ($ in thousands)


                                            Hallmark
                                            Financial       MGA, ELM        Combined                      Consolidated
                                          Services, Inc.     and FAR       Historical      Pro forma        Pro forma
                                          September 30,   September 30,   September 30,    Adjustments    September 30,
                                              2002            2002            2002                            2002
                                          --------------  -------------   -------------    -----------    -------------
 Assets
 Investments:
 Debt securities, held to maturity,
   at amortized cost                        $  8,280                        $  8,280                        $  8,280
 Equity securities, available for sale,
   at market value                                93                              93                              93
 Short-term investments, at cost
   which approximates Market value             6,442                           6,442                           6,442
                                             -------         -------         -------         -------         -------
 Total investments                            14,815               -          14,815               -          14,815

 Cash and cash equivalents                     6,361              27           6,388                           6,388
 Restricted cash                               1,607                           1,607                           1,607
 Prepaid reinsurance premiums                  9,068                           9,068                           9,068
 Premiums receivable from lender for
   financed premiums (net of allowance
   for doubtful accounts of $172)             11,510                          11,510                          11,510
 Premiums receivable                             891                             891                             891
 Reinsurance recoverable                      13,272                          13,272                          13,272
 Commission and fee receivable                     -           1,859           1,859             569 (a)       2,428
 Deferred policy acquisition costs             1,246                           1,246                           1,246
 Prepaid commissions                               -           3,835           3,835                           3,835
 Excess of cost over net assets acquired       4,431                           4,431           2,434 (c)       6,865
 Current federal income taxes recoverable          -             (81)           (81)                             (81)
 Deferred federal income taxes                   279             893           1,172             128 (e)       1,300
 Accrued investment income                        69                              69                              69
 Other assets                                    733             103             836             993 (b)(d)    1,829
                                             -------         -------         -------         -------         -------
 Total assets                               $ 64,282        $  6,636        $ 70,918        $  4,124        $ 75,042
                                             =======         =======         =======         =======         =======


                        Millers General Agency, Inc., Effective Litigation Management, Inc. and
                                         Financial and Actuarial Resources, Inc.
                                     UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                                     ($ in thousands)


                                            Hallmark
                                            Financial       MGA, ELM        Combined                      Consolidated
                                          Services, Inc.     and FAR       Historical      Pro forma        Pro forma
                                          September 30,   September 30,   September 30,    Adjustments    September 30,
                                              2002            2002            2002                            2002
                                          --------------  -------------   -------------    -----------    -------------
 Liabilities and stockholders' equity
 Liabilities:
 Notes payable                              $ 12,317        $    165        $ 12,482        $  2,100 (f)    $ 14,582
 Unpaid losses and loss adjustment expense    17,202                          17,202                          17,202
 Unearned premiums                            15,367                          15,367                          15,367
 Unearned commissions and fees                     -           5,953           5,953             569 (a)       6,522
 Accrued agent profit sharing                      -             643             643                             643
 Reinsurance balances payable                  3,217                           3,217                           3,217
 Drafts outstanding                              610                             610                             610
 Accrued ceding commission refund              2,217                           2,217                           2,217
 Accounts payable and other accrued expenses   2,506             427           2,933                           2,933
 Pension liability                                                                 -             349 (e)         349
 Current federal income taxes payable             67                              67                              67
                                             -------         -------         -------         -------         -------
 Total liabilities                            53,503           7,188          60,691           3,018          63,709

 Stockholders' equity:
 Common stock                                    356               2             358              (2)            356
 Capital in excess of                                                                               (b)(c)(d)
   par value                                  10,875               1          10,876           1,108 (e)(f)   11,984
 Retained earnings                               591            (555)             36                              36
 Accumulated other comprehensive income                                            -                               -
 Treasury stock                               (1,043)              -          (1,043)                         (1,043)
                                             -------         -------         -------         -------         -------

 Total stockholders' equity                   10,779            (552)         10,227           1,106          11,333
                                             -------         -------         -------         -------         -------
 Total liabilities and stockholders' equity $ 64,282        $  6,636        $ 70,918        $  4,124        $ 75,042
                                             =======         =======         =======         =======         =======


 (a)   Recognition of claim fee receivable and unearned claim fee revenue of $569 for the assignment of a claims administration agreement to the Company.
 (b)   Recognition of fixed assets acquired separately from the acquisition of MGA,
       ELM and FAR from Millers Insurance Company of $450.
 (c)   Recognition of $2,434 of goodwill from the Hallmark Financial Services, Inc.
       acquisition of the Company.
 (d)   Recognition of $543 of agency relationship intangible asset from the Hallmark
       Financial Services, Inc. acquisition of the Company.
 (e)   Recognition of a minimum pension liability of $349 and resulting tax effect of
       $128 from the frozen defined benefit cash balance plan.
 (f)   Recognition of $2,100 of 11.75% fixed rate debt incurred to complete the acquisition.

                    [This space left blank intentionally.]


                        Millers General Agency, Inc., Effective Litigation Management, Inc. and
                                          Financial and Actuarial Resources, Inc.
                                 UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                                                     ($ in thousands)


                                           Hallmark Financial      MGA, ELM     Combined Historical                  Pro forma
                                             Services, Inc.        and FAR        Twelve Months                    Twelve Months
                                           12 Months Ending   12 Months Ending        Ending         Pro forma        Ending
                                           December 31, 2001  December 31, 2001  December 31, 2001   Adjustments  December 31, 2001
                                           -----------------  -----------------  -----------------   -----------  -----------------
 Gross premiums written                       $  49,614                              $  49,614                         $  49,614
 Ceded premiums written                         (33,822)                               (33,822)                          (33,822)
                                               --------                               --------                          --------
 Net premiums written                         $  15,792                              $  15,792                         $  15,792
                                               ========                               ========                          ========

 Revenues
 Gross premiums earned                        $  49,525            $       -         $  49,525       $     -           $  49,525
 Ceded premiums earned                          (33,149)                               (33,149)                          (33,149)
                                               --------             --------          --------        ------            --------
 Net premiums earned                             16,376                    -            16,376             -              16,376

 Commission income                                    -                9,297             9,297                             9,297
 Investment income, net of expenses               1,043                                  1,043                             1,043
 Finance charges                                  3,095                                  3,095                             3,095
 Processing and service fees                      1,120                  120             1,240                             1,240
 Other income                                       368                   13               381                               381
                                               --------             --------          --------        ------            --------
    Total revenue                                22,002                9,430            31,432             -              31,432

 Benefits, losses and expenses:
 Losses and loss adjustment expenses             43,735                                 43,735                            43,735
 Reinsurance recoveries                         (27,857)                               (27,857)                          (27,857)
                                               --------             --------          --------        ------            --------
    Net losses and loss adjustment expenses      15,878                    -            15,878             -              15,878

 Acquisition costs, net                            (399)                                  (399)                             (399)
 Other acquisition and underwriting expenses
   (net of ceding commission)                     3,673                5,649             9,322                             9,322
 Operating expenses                               3,346                3,303             6,649           344 (a)           6,993
 Interest expense                                 1,021                   50             1,071           247 (c)           1,318
 Amortization of intangible assets                  157                                    157            27 (b)             184
 Litigation costs                                     -                                      -                                 -
                                               --------             --------          --------        ------            --------
    Total benefits, losses and expenses          23,676                9,002            32,678           618              33,296

 Loss from operations before federal income      (1,674)                 428            (1,246)         (618)             (1,864)

 Federal income tax benefit                        (544)                 162              (382)         (229)               (611)
                                               --------             --------          --------        ------            --------
    Net (loss) income                         $  (1,130)           $     266         $    (864)      $  (389)          $  (1,253)
                                               ========             ========          ========        ======            ========

 Basic and diluted (loss) earnings per share
 (11,049,133 shares outstanding)              $   (0.10)           $    0.02         $   (0.08)      $ (0.04)          $   (0.11)
                                               ========             ========          ========        ======            ========


 (a)  Includes twelve months of depreciation expense of $344 of acquired fixed assets from Millers Insurance Company separate from the acquisition of MGA, ELM and FAR.
 (b)  Includes twelve months amortization expense of $27 of agency relationships.
 (c)  Includes twelve months of interest expense of $247 related to debt incurred to complete the acquisition.


                        Millers General Agency, Inc., Effective Litigation Management, Inc. and
                                          Financial and Actuarial Resources, Inc.
                                UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                                                     ($ in thousands)


                                           Hallmark Financial      MGA, ELM     Combined Historical                  Pro forma
                                             Services, Inc.        and FAR         Nine Months                      Nine Months
                                            9 Months Ending    9 Months Ending        Ending         Pro forma        Ending
                                          September 30, 2002  September 30, 2002 September 30, 2002  Adjustments September 30, 2002
                                           -----------------  -----------------  -----------------   -----------  -----------------
 Gross premiums written                       $  37,542                              $  37,542                         $  37,542
 Ceded premiums written                         (22,131)                               (22,131)                          (22,131)
                                               --------                               --------                          --------
 Net premiums written                         $  15,411                              $  15,411                         $  15,411
                                               ========                               ========                          ========

 Revenues
 Gross premiums earned                        $  38,682            $       -         $  38,682     $       -           $  38,682
 Ceded premiums earned                          (24,388)                               (24,388)                          (24,388)
                                               --------             --------          --------        ------            --------
 Net premiums earned                             14,294                    -            14,294             -              14,294

 Commission income                                    -                8,435             8,435                             8,435
 Investment income, net of expenses                 417                                    417                               417
 Finance charges                                  1,804                                  1,804                             1,804
 Processing and service fees                        335                  215               550                               550
 Other income                                       257                   13               270                               270
                                               --------             --------          --------        ------            --------
   Total revenue                                 17,107                8,663            25,770             -              25,770

 Benefits, losses and expenses:
 Losses and loss adjustment expenses             26,584                                 26,584                            26,584
 Reinsurance recoveries                         (15,908)                               (15,908)                          (15,908)
                                               --------             --------          --------        ------            --------
   Net losses and loss adjustment expenses       10,676                    -            10,676             -              10,676

 Acquisition costs, net                            (486)                                  (486)                             (486)
 Other acquisition and underwriting expenses
   (net of ceding commission)                     4,001                5,642             9,643                             9,643
 Operating expenses                               1,662                2,695             4,357           258 (a)           4,615
 Interest expense                                   630                   20               650           185 (c)             835
 Amortization of intangible assets                    -                                      -            20 (b)              20
 Litigation costs                                     -                                      -                                 -
                                               --------             --------          --------        ------            --------
   Total benefits, losses and expenses           16,483                8,357            24,840           463              25,303

 Loss from operations before federal income         624                  306               930          (463)                467

 Federal income tax benefit                         213                  114               327          (171)                156
                                               --------             --------          --------        ------            --------
   Net income (loss)                          $     411            $     192         $     603       $  (292)          $     311
                                               ========             ========          ========        ======            ========

 Basic and diluted earnings (loss) per share
 (11,049,133 shares outstanding)              $    0.04            $    0.02         $    0.05       $ (0.03)          $    0.03
                                               ========             ========          ========        ======            ========


 (a)  Includes nine months of depreciation expense of $258 of acquired fixed assets from Millers Insurance Company separate from the acquisition of MGA, ELM and FAR.
 (b)  Includes nine months of amortization expense of $20 of agency relationships.
 (c)  Includes nine months of interest expense of $185 related to debt incurred to complete the acquisition .


 Item 7.   Exhibits.

           Exhibits.

           2(a) * Purchase Agreement dated November 26, 2002, among Hallmark Financial Services, Inc., Millers American Group, Inc. and The Millers Insurance Company.

           2(b) * Assumption Agreement dated December 1, 2002, among The Millers Insurance Company, Millers General Agency, Inc. and Phoenix Indemnity Insurance Company.

              * Previously filed with the Company's Form 8-K filed with the Commission on December 4, 2002.


                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HALLMARK FINANCIAL SERVICES, INC.


 Date: February 13, 2003       By: /s/ Timothy A. Bienek
                               --------------------------------
                               Timothy A. Bienek, President and
                               Chief Operating Officer